UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 8, 2009, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”) approved a new form of indemnification agreement (the “2009 Indemnification Agreement”) to be entered into by the Company and (i) each member of the Board, (ii) each member of the Company’s Disclosure Committee (including all of the Company’s named executive officers who are currently employed by the Company) and (iii) such other members of senior management as the Company’s Chief Executive Officer deems appropriate from time to time (each such executing individual, an “Indemnitee”).

The 2009 Indemnification Agreement, by its terms, becomes effective upon execution and governs the indemnification rights and obligations of the Indemnitee and the Company with respect to Proceedings (as defined in the Indemnification Agreement) that arose or may arise from actual or alleged events, occurrences, acts or omissions occurring after the effective date.  To the extent that an Indemnitee has previously executed an indemnification agreement with the Company that remains in full force and effect, including the Company’s form of indemnification agreement attached as Exhibit 10.24 to the Company’s amended Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2004, the previous indemnification agreement will govern the indemnification rights and obligations of the Indemnitee and the Company with respect to Proceedings that arose or may arise from actual or alleged events, occurrences, acts or omissions occurring prior to the effective date of the 2009 Indemnification Agreement.

Pursuant to the 2009 Indemnification Agreement, the Company is required to, among other things, indemnify the Indemnittee against losses incurred in connection with certain Proceedings that relate to the Indemnitee’s Corporate Status (as defined in the Indemnification Agreement, which such definition includes an Indemnitee’s status as a director, officer or employee of the Company).   The Company is also required to indemnify for expenses incurred by the Indemnittee if an Indemnitee, by reason of his or her Corporate Status, is a witness in any Proceeding.  Further, the Company is required to indemnify for expenses incurred by an Indemnittee in defense of a Proceeding to the extent the Indemnitee has been successful on the merits or otherwise.  Finally, if the Indemnitee is involved in certain Proceedings as a result of the Indemnitee’s Corporate Status, the Company is required to advance the Indemnitee’s reasonable expenses incurred in connection with such Proceeding, subject to the requirement that the Indemnitee repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified.

The 2009 Indemnification Agreement contains certain exceptions to the Company’s obligation to indemnify an Indemnitee or advance expenses.  Among other exceptions, the Company is not obligated to indemnify an Indemnitee for losses incurred in connection with any Proceeding if a determination has not been made by the Reviewing Party (as defined in the 2009 Indemnification Agreement) in the specific case that the Indemnitee has satisfied any standards of conduct required as a condition to Indemnification under Section 145 of the Delaware General Corporation Law.

The 2009 Indemnification Agreement also requires the Company to, from time to time, make a good faith determination whether or not it is practicable to obtain and maintain officers’ and directors’ liability insurance and, to the extent the Company obtains such insurance, an

Indemnitee who is an officer or member of the Board is required to be named as an insured.  However, the Company is not obligated to obtain or maintain such insurance if, among other things, it determines in good faith that the insurance is not reasonably available or the premium costs for the insurance are disproportionate to the amount of coverage provided.

On May 8, 2009, Heath Schiesser, the Company’s President and Chief Executive Officer, executed an indemnification agreement with the Company substantially in the form of the 2009 Indemnification Agreement, except as noted below (the “CEO Indemnification Agreement”).  The CEO Indemnification Agreement, by its terms, is effective as of January 25, 2008, the first day of Mr. Schiesser’s employment as President and Chief Executive Officer of the Company.  The CEO Indemnification Agreement also provides that Mr. Schiesser will be entitled to the rights of insurance set forth in his employment agreement, a copy of which was attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2008, and that, to the extent there is any conflict with respect to rights to insurance between the CEO Indemnification Agreement and the employment agreement, the conflict will be resolved in a manner most favorable to Mr. Schiesser.

In addition, on May 14, 2009, Charles Berg, the Company’s Executive Chairman, executed an indemnification agreement with the Company substantially in the form of the 2009 Indemnification Agreement, except as noted below (the “Chairman Indemnification Agreement”).  The Chairman Indemnification Agreement provides that the rights to indemnification granted to Mr. Berg under the Chairman Indemnification Agreement are in addition to, not instead of, the rights set forth in his letter agreement, a copy of which was attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2008.

The rights under the 2009 Indemnification Agreement, the CEO Indemnification Agreement and the Chairman Indemnification Agreement will continue after an Indemnitee is no longer a director, officer or employee of the Company so long as the Indemnitee is subject to any possible Proceeding by reason of the circumstances discussed above, and will survive until the conclusion of any such Proceeding.

The foregoing descriptions are summaries only and do not purport to be complete descriptions of the 2009 Indemnification Agreement, the CEO Indemnification Agreement and the Chairman Indemnification Agreement.  The foregoing descriptions are qualified in their entirety by reference to the 2009 Indemnification Agreement, the CEO Indemnification Agreement and the Chairman Indemnification Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Form of 2009 Indemnification Agreement
10.2	Indemnification Agreement between Heath Schiesser and WellCare Health Plans, Inc.
10.3	Indemnification Agreement between Charles Berg and WellCare Health Plans, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of 2009 Indemnification Agreement
10.2	Indemnification Agreement between Heath Schiesser and WellCare Health Plans, Inc.
10.3	Indemnification Agreement between Charles Berg and WellCare Health Plans, Inc.